Because the electronic format for filing Form N-SAR does not provide adequate space for responding to the below items, the answers are as follows:


                                                    This page being
FINANCIAL INFORMATION (Cont. from Screen 33)        filed for series  1.

73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
   A) 1. Dividends from net investment income ----Cl A&B- $0.2300,0.1600
      2. Dividends for a second class of open-end company shares --------------------------Cl C&Z- $0.1600,0.2500


SCREEN NUMBER: 34


                                                    This page being
FINANCIAL INFORMATION (Cont. from Screen 33)        filed for series  2.

73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
   A) 1. Dividends from net investment income ----Cl A&B- $0.1400,0.0770
      2. Dividends for a second class of open-end company shares --------------------------Cl C&Z- $0.0770,0.1620

SCREEN NUMBER: 34


                                                    This page being
FINANCIAL INFORMATION (Cont. from Screen 33)        filed for series  3.

73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
   A) 1. Dividends from net investment income ----Cl A&B- $0.0000,0.0000
      2. Dividends for a second class of open-end company shares --------------------------Cl C&Z- $0.0000,0.0000

SCREEN NUMBER: 34


                                                    This page being
(Continued from Screen 35)                          filed for series  1.

74.
   V) 1. Net asset value per share (to nearest cent)Cl A&B- $10.22,9.69
      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ------------Cl C&Z- $9.79,9.72

SCREEN NUMBER: 36


                                                    This page being
(Continued from Screen 35)                          filed for series  2.

74.
   V) 1. Net asset value per share (to nearest cent) Cl A&B- $9.89,9.86
      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ------------Cl C&Z- $9.86,9.90

SCREEN NUMBER: 36


                                                    This page being
(Continued from Screen 35)                          filed for series  3.

74.
   V) 1. Net asset value per share (to nearest cent) Cl A&B- $9.53,9.25
      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ------------Cl C&Z- $9.25,9.64

SCREEN NUMBER: 36